UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Forest Oil Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BUILDING GREATER VALUE

YOUR VOTE IS IMPORTANT

PLEASE VOTE FOR THE PROPOSED COMBINATION TODAY

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

In connection with the proposed transactions, Forest Oil Corporation has ?led a definitive proxy statement with the Securities and Exchange Commission (“SEC”), and each of Sabine Oil & Gas LLC and Forest Oil Corporation also plan to file other relevant documents with the SEC regarding the proposed transactions. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the definitive proxy statement and other relevant documents ?led by Sabine Oil & Gas LLC and Forest Oil Corporation with the SEC at the SEC’s website at www.sec.gov. You may also obtain Forest’s documents by contacting Forest Oil Corporation’s Investor Relations department at www.forestoil.com or by email at IR@forestoil.com.

PARTICIPANTS IN THE SOLICITATION

Forest Oil Corporation, Sabine Oil & Gas LLC and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about Forest Oil Corporation’s directors is available in Forest Oil Corporation’s proxy statement filed with the SEC on March 26, 2014, for its 2014 annual meeting of shareholders, and information about Forest Oil Corporation’s executive officers is available in Forest Oil Corporation’s Annual Report on Form 10-K for 2013 filed with the SEC on February 26, 2014. Information about Sabine Oil & Gas LLC’s directors and executive officers is available in the definitive proxy statement ?led by Forest Oil Corporation. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement and other relevant materials ?led with the SEC regarding the proposed transactions. Investors should read the definitive proxy statement carefully before making any voting or investment decisions. You may obtain free copies of these documents from Forest Oil Corporation using the sources indicated above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements concerning the proposed transactions, its financial and business impact, management’s beliefs and objectives with respect thereto, and management’s current expectations for future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur what impact they will have on the results of operations and financial condition of Forest Oil Corporation or Sabine Oil & Gas LLC. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed transactions, the timing of consummation of the proposed transactions, the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated, the ability of Forest Oil Corporation to integrate the acquired operations, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, and the ability to realize opportunities for growth. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the documents filed with the SEC by Forest Oil Corporation from time to time, including Forest Oil Corporation’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including amendments to the foregoing. For additional information on the risks and uncertainties that could impact Sabine Oil & Gas LLC’s business and operations, as well as risks related to the transactions, please see the definitive proxy statement filed by Forest Oil Corporation. The forward-looking statements included in this document are made only as of the date hereof. Neither Forest Oil Corporation nor Sabine Oil & Gas LLC undertakes any obligation to update the forward-looking statements included in this document to reflect subsequent events or circumstances.

AN IMPORTANT MESSAGE TO OUR SHAREHOLDERS

DEAR FELLOW SHAREHOLDER:

We recently mailed to you proxy materials regarding our proposed business combination with Sabine Oil & Gas LLC, a privately-held natural gas and oil company owned by First Reserve and Management. We hope that you will review these materials carefully, as they provide important and detailed information about the combination transaction.

As a Forest shareholder, you have the opportunity to own a stake in a much larger enterprise that is expected to be better positioned to compete financially and strategically than Forest on a standalone basis. We believe the combined company will form one of the industry’s largest East Texas players with complementary positions in the Eagle Ford and Granite Wash areas as well. The transaction is expected to be tax-free to Forest shareholders, who, upon completion, will own approximately 26.5% of the economic interest of the combined businesses. We anticipate that the new, combined entity will trade on the New York Stock Exchange

(as does Forest currently).

Your board of directors believes that this transaction is in the best interests of Forest and its shareholders and unanimously recommends that you vote FOR all the proposals to be considered at the special meeting.

A transaction this important needs your support. The special meeting of Forest shareholders is scheduled for November 20, 2014. We urge you to take a moment of your time today to vote FOR the special meeting proposals—by telephone, by Internet or by signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you have any questions about the proposed combination or about how to vote your shares, please call Innisfree M&A Incorporated, the firm assisting us in the solicitation of proxies, toll-free at (877) 456-3463.

We thank you for your support,

Patrick R. McDonald

President and Chief Executive Officer

SABINE: THE RIGHT PARTNER FOR FOREST

Formed in 2007, Sabine Oil & Gas LLC is a privately-held natural gas and oil company owned by First Reserve and Management.

Core areas are East Texas (Cotton Valley & Haynesville Shale), South Texas (Eagle Ford) and North Texas (Granite Wash)

Extensive inventory of low-risk drilling locations that achieve strong economics across the commodity price cycle that support near-term balance sheet improvement

High degree of operational control provides optionality to direct capital to liquids-rich or gas-weighted drilling locations depending on commodity prices

Top-tier operational capabilities and demonstrated ability to opportunistically grow footprint in East Texas and has capitalized on these strengths in new plays to produce superior results

AN COMBINE OPPORTUNITY CRITICAL TO RESOURCES

The proposed combination will provide Forest shareholders the benefit of, among other things, extensive overlap in our top two asset areas: East Texas and Eagle Ford, resulting in compelling current economics and significant upside value.

COMPLEMENTARY ACREAGE POSITIONS*

Sabine Acreage Forest Acreage

* As reflected in the combination transaction presentation for Forest and Sabine as of May 6, 2014, and filed on Forest’s Current Report on Form 8K on May 6, 2014.

YOUR BOARD BELIEVES A VOTE “FOR” CREATES A PATHWAY TO GREATER VALUE

OVERVIEW OF KEY TRANSACTION STEPS:

Sabine Investor Holdings and AIV Holdings, the owners of

Sabine Oil & Gas LLC, will contribute all of the equity interests in

Sabine Oil & Gas LLC to Forest, in exchange for the issuance to them of Forest common and preferred shares.

Sabine Oil & Gas LLC will become a wholly owned subsidiary of Forest. Forest’s current shareholders will continue to hold their shares of Forest common stock, which, post transaction, will represent an approximate 26.5% economic interest and 20% of the total voting power in Forest.

The transaction is expected to be tax-free to Forest shareholders.

Forest has agreed that, following the completion of the transaction, it will seek shareholder approval to reincorporate from New York to Delaware. Forest common shares will continue to trade on the New York

Stock Exchange. Subject to shareholders approving the Name Change Proposal at the special meeting, your company’s name will be “Sabine Oil & Gas Corporation” and the ticker symbol will be “SABO.”

KEY CONDITIONS/TIMING:

n Approval by Forest shareholders of the issuance of the equity consideration to the Sabine Investor Entities, and unless the requirement is waived, an amendment to Forest’s charter to increase the number of authorized shares of common stock.

n Special Meeting of Forest Shareholders set for November 20, 2014 n Closing expected in 2014

THE COMBINATION WITH SABINE MAKES SENSE:
THE EXPECTED BENEFITS ARE MANY

✔ COMPLEMENTARY ASSET POSITIONS

- Creates a leading East Texas position of ~207,000 net acres
  - *Large inventory of high return, liquids-rich Cotton Valley opportunities*
  - *Significant inventory of Haynesville drilling locations with compelling current economics and significant upside value*
- Complementary positions in the Eagle Ford, creating significant scale of ~65,000 net acres
  - *Sabine's Eagle Ford results top 10% in the industry in 2013*

✔ SCALE & GROWTH

- Combined 12/31/13 proved reserves of 1.5 Tcfe
- Second quarter of 2014 production of ~305 Mmcfed

✔ OPERATING SYNERGIES

- Cost savings from reduced overhead and streamlined operations
- Ability to optimize capital allocation
- Application of top tier operational results across portfolio

✔ CAPITALIZATION

- Clear path to improving balance sheet through property divestments and optimized capital allocation — to be implemented as a top priority
- First Reserve, an energy-focused private equity firm, remains a dedicated shareholder

5

A COMPELLING VALUE PROPOSITION FOR FOREST SHAREHOLDERS

PLEASE VOTE FOR THE PROPOSED COMBINATION TODAY

by telephone, by Internet or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Please note that if you hold shares in more than one account, you may receive more than one proxy card. We urge you to vote using each proxy card that you receive, in order to ensure that all of your shares are represented at the special meeting.

If you have questions about the special meeting or how to vote your shares, please call the firm assisting us with the solicitation of proxies,

INNISFREE M&A INCORPORATED Toll-Free: (877) 456-3463